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IDS Money Market Series, Inc.
File No. 2-54516/811-2591

EXHIBIT INDEX

Exhibit 8(c):     Copy of Custodian Agreement Amendment dated Oct. 9, 1997

Exhibit 10:       Opinion and consent of counsel

Exhibit 11:       Independent Auditor's Consent

Exhibit 17:       Financial Data Schedules

Exhibit 19(a):    Directors' Power of Attorney dated January 7, 1998